Exhibit 99.1

Susquehanna Bancshares, Inc. Announces First Quarter 2013 Results

First Quarter Highlights

  GAAP EPS of $0.23
  Return on Average Tangible Equity (ROATE) of 13.87%
  Net Interest Margin Remains Strong at 3.97%
  Commercial Loan Activity and Core Deposit Growth Demonstrate Continued Momentum
  Second Quarter Dividend Declared of $0.08 Per Share

LITITZ, Pa.--(BUSINESS WIRE)--April 24, 2013--Susquehanna Bancshares, Inc. (Susquehanna) (NASDAQ: SUSQ) today announced that it earned net income for the first quarter ended March 31, 2013 of $42.4 million, or $0.23 per diluted share, compared to net income of $23.5 million for the first quarter of 2012, or $0.14 per diluted share.

"We are encouraged by a solid start to 2013, particularly the growth and strong pipelines in commercial loans and the success of our efforts to grow core deposits,” said William J. Reuter, Chairman and Chief Executive Officer. "Amid the challenges that continue to confront our industry and the economy, our employees are building on the momentum of the past year and executing our strategic plan to drive profitability as we seek to enhance shareholder value and support our customers and the communities we serve.”

Linked Quarter Results (First Quarter 2013 vs. Fourth Quarter 2012)

  Loans and leases increased $105.0 million, or 0.8%, from December 31, 2012 to $13.0 billion at March 31, 2013, as solid growth in commercial and consumer loans and leases was offset by a decrease in real estate construction loans. Excluding real estate construction loans, loans and leases increased by $173.4 million, or 1.4%. Growth in lease balances was driven largely by market expansion in auto leasing. Growth for the quarter in each major loan category is as follows:
    Commercial loans increased 1.7%.
    Real estate – construction loans decreased 8.1%.
    Real estate secured – residential loans increased 0.3%.
    Real estate secured – commercial loans increased 0.2%.
    Consumer loans increased 2.0%.
    Leases increased 10.9%.
  Total deposits increased $111.4 million, or 0.9%, from December 31, 2012 to $12.7 billion as of March 31, 2013, due primarily to a 1.1% increase in core deposits. Growth for the quarter in each major deposit category is as follows:
    Non-interest bearing demand deposits decreased 2.8%.
    Interest-bearing demand deposits increased 1.8%.
    Savings deposits increased 4.4%.
    Time deposits increased 0.4%.
  Net interest margin declined 9 basis points to 3.97% for the first quarter of 2013 compared to 4.06% for the fourth quarter of 2012.
  Non-interest income declined to $42.6 million for the first quarter of 2013, compared to $43.8 million for the fourth quarter of 2012, principally due to seasonality of service charges and mortgage banking revenue and timing of certain commissions and fees.
  Non-interest expense for the first quarter of 2013 declined to $117.7 million, compared to $125.3 million in the prior quarter.
  The efficiency ratio for the first quarter of 2013 improved to 60.17%, compared to 60.96% for the fourth quarter of 2012, calculated after excluding pre-tax merger related expenses and loss on extinguishment of debt for the fourth quarter of 2012.
  Net charge-offs as a percentage of average loans and leases for the quarter ended March 31, 2013 was 0.62% compared to 0.50% for the fourth quarter of 2012. Non-performing assets as a percentage of loans, leases and foreclosed real estate owned was stable at 0.97% at March 31, 2013 compared to 0.96% at December 31, 2012. The provision for loan and lease losses for the quarter ended March 31, 2013 was $12.0 million, compared to $13.0 million for the quarter ended December 31, 2012. The allowance for loan and lease losses was $176.4 million at March 31, 2013, representing 1.36% of total loans and leases and 171% of nonaccrual loans and leases, compared to $184.0 million at December 31, 2012, representing 1.43% of total loans and leases and 188% of nonaccrual loans and leases.

First Quarter Results (First Quarter 2013 vs. First Quarter 2012)

  Loans and leases increased 3.8% from March 31, 2012 to $13.0 billion at March 31, 2013. Growth for the twelve month period in each major loan category was as follows:
    Commercial loans increased 10.7%.
    Real estate - construction loans decreased 21.6%.
    Real estate secured - residential loans increased 3.4%.
    Real estate secured - commercial loans decreased 1.3%.
    Consumer loans increased 10.8%.
    Leases increased 43.8%.
  Total deposits increased 1.0% from March 31, 2012 to $12.7 billion at March 31, 2013, as core deposit growth of 5.7% was offset by an 8.6% decrease in time deposits. Growth for the twelve month period in each major deposit category was as follows:
    Non-interest-bearing demand deposits decreased 1.5%.
    Interest-bearing demand deposits increased 8.0%.
    Savings deposits increased 6.9%.
    Time deposits decreased 8.6%.
  Net interest margin increased 3 basis points to 3.97% compared to 3.94% for the first quarter of 2012.
  The efficiency ratio for the first quarter of 2013 improved to 60.17% from 61.39% in the first quarter of 2012, calculated after excluding pre-tax merger related expenses for the first quarter of 2012.
  Net charge-offs as a percentage of average loans and leases for the quarter ended March 31, 2013 was 0.62% compared to 0.44% for the first quarter of 2012. Non-performing assets as a percentage of loans, leases and foreclosed real estate was 0.97% at March 31, 2013 compared to 1.35% at March 31, 2012. The allowance for loan and lease losses was $176.4 million at March 31, 2013, representing 1.36% of total loans and leases and 171% of nonaccrual loans and leases, compared to $194.7 million at March 31, 2012, representing 1.56% of total loans and leases and 146% of nonaccrual loans and leases.
  Return on average assets and average tangible equity (1) for the quarter ended March 31, 2013 finished at 0.95% and 13.87%, respectively. This compared to results of 0.58% and 8.36% for the same measurements, respectively, for the first quarter of 2012.
  Susquehanna’s capital ratios continue to exceed management’s minimum targets, which are generally maintained at 100 basis points over proposed Basel III minimums, including the conservation buffers. The company’s tangible common ratio(2) and Tier 1 common to risk-weighted assets ratio were 8.22% and 10.20%, respectively, at March 31, 2013.

(1) Return on average tangible equity is a non-GAAP based financial measure. Please refer to the calculations and management’s reasons for using this measure in the accompanying financial schedules.

(2) The tangible common ratio is a non-GAAP based financial measure. Please refer to the calculations and management’s reasons for using this measure in the accompanying financial schedules.

Additional Events

  On April 17, 2013, Susquehanna’s board of directors declared a dividend of $0.08 per common share for the second quarter of 2013, payable May 20, 2013 to shareholders of record as of April 30, 2013. This represents a $0.01 increase from the first quarter dividend of $0.07 per share and marks the 6th increase since the first quarter of 2011.

Susquehanna will broadcast its first quarter 2013 results conference call over the Internet on April 25, 2013 at 11:00 a.m. Eastern time. The conference call will include management’s discussion of first quarter 2013 results. The discussion may also include forward-looking information and financial targets. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna’s Web site. The event may be accessed by selecting "Investor Relations" near the top right of the home page then “Overview” and clicking on the first quarter webcast link. To listen to the live call, please go to the Web site at least fifteen minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the Web site shortly after the call concludes.

Susquehanna is a financial services holding company with assets of approximately $18 billion. Headquartered in Lititz, Pa., Susquehanna provides banking and financial services at 261 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $7.9 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company and a vehicle leasing company. Investor information may be requested through Susquehanna’s Web site at www.susquehanna.net.

This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna’s management uses these non-GAAP measures in its analysis of the company’s performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.

The presentation of these non-GAAP financial measures is intended to supplement investors’ understanding of Susquehanna’s core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of Susquehanna’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Susquehanna’s filings with the Securities and Exchange Commission. Susquehanna encourages readers of this release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements speak only as of the date they are made. Susquehanna does not intend to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

SUMMARY CONSOLIDATED FINANCIAL INFORMATION
(in thousands, except per share data)

	1Q13	4Q12	3Q12	2Q12	1Q12
Balance Sheet (EOP)
Investments	$2,552,600	$2,730,335	$2,908,404	$2,866,119	$2,756,836
Loans and leases	12,999,703	12,894,741	12,675,607	12,585,912	12,521,669
Allowance for loan and lease losses	176,377	184,020	186,897	190,628	194,730
Total assets	17,967,174	18,037,667	18,106,730	18,040,009	17,807,026
Deposits	12,691,432	12,580,046	12,725,379	12,690,524	12,563,541
Other short-term borrowings	786,251	817,577	762,257	648,675	723,758
Federal Home Loan Bank borrowings	1,044,480	1,199,062	1,110,884	1,015,724	970,673
Other long-term debt	501,559	513,401	639,753	678,282	692,059
Shareholders' equity	2,639,489	2,595,909	2,584,682	2,544,730	2,512,584

Average Balance Sheet
Investments	$2,603,595	$2,764,886	$2,811,730	$2,704,232	$2,547,408
Loans and leases	12,929,365	12,725,886	12,612,477	12,527,713	11,411,592
Total earning assets	15,642,309	15,604,029	15,537,037	15,332,806	14,065,583
Total assets	18,031,127	18,018,889	18,021,108	17,799,678	16,274,773
Deposits	12,640,550	12,602,430	12,588,697	12,471,296	11,354,537
Other short-term borrowings	817,816	810,517	748,841	726,309	642,128
Federal Home Loan Bank borrowings	1,155,637	1,166,765	1,072,555	1,082,293	985,294
Other long-term debt	508,541	560,906	727,382	686,492	673,722
Shareholders' equity	2,614,319	2,597,254	2,562,092	2,537,250	2,348,326

Income Statement
Net interest income	$149,206	$155,304	$149,142	$152,670	$134,123
Provision for loan and lease losses	12,000	13,000	16,000	16,000	19,000
Noninterest income	42,644	43,772	43,661	39,811	39,515
Noninterest expense	117,729	125,277	122,910	121,475	120,355
Income before taxes	62,121	60,799	53,893	55,006	34,283
Provision for income taxes	19,722	17,625	17,161	17,213	10,810
Net income	42,399	43,174	36,732	37,793	23,473
Basic earnings per common share	0.23	0.23	0.20	0.20	0.14
Diluted earnings per common share	0.23	0.23	0.20	0.20	0.14
Cash dividends paid per common share	0.00	0.14	0.06	0.05	0.03

Asset Quality
Net charge-offs (NCOs)	$19,643	$15,877	$19,731	$20,102	$12,370

Nonaccrual loans and leases	$103,351	$97,767	$118,448	$127,250	$133,489
Foreclosed real estate	22,557	26,245	28,641	31,302	36,456
Total nonperforming assets (NPAs)	$125,908	$124,012	$147,089	$158,552	$169,945

Restructured loans	$65,773	$67,775	$56,823	$66,777	$72,081
Loans and leases 90 days past due	6,396	8,209	8,451	11,203	9,758

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

SUMMARY CONSOLIDATED FINANCIAL INFORMATION
(in thousands, except per share data)

	1Q13	4Q12	3Q12	2Q12	1Q12
Credit Quality
NCOs / Average loans and leases	0.62%	0.50%	0.62%	0.65%	0.44%
NPAs / Loans and leases + foreclosed real estate	0.97%	0.96%	1.16%	1.26%	1.35%
ALLL / Nonaccrual loans and leases	170.66%	188.22%	157.79%	149.81%	145.88%
ALLL / Total loans and leases	1.36%	1.43%	1.47%	1.51%	1.56%

Profitability
Return on average assets	0.95%	0.95%	0.81%	0.85%	0.58%
Return on average equity	6.58%	6.61%	5.70%	5.99%	4.02%
Return on average tangible equity (1)	13.87%	14.01%	12.41%	13.23%	8.36%
Net interest margin	3.97%	4.06%	3.92%	4.10%	3.94%
Efficiency ratio (1)	60.17%	60.96%	58.98%	60.21%	61.39%

Per Share Data (EOP)
Closing share price	$12.43	$10.48	$10.45	$10.28	$9.88
Stated book value per common share	14.13	13.92	13.86	13.67	13.48
Tangible book value per common share (1)	7.10	6.88	6.82	6.59	6.36
Price/Book Value	87.97%	75.31%	75.39%	75.20%	73.29%
Price/Tangible Book Value	175.07%	152.33%	153.23%	155.99%	155.35%
Number of outstanding shares ('000)	186,800	186,554	186,465	186,221	187,856

Capital Ratios
Tangible common ratio (1)	8.22%	7.94%	7.84%	7.61%	7.52%
Tier 1 common ratio	10.20%	9.94%	10.07%	9.97%	9.83%
Leverage ratio	9.23%	8.98%	8.97%	9.95%	10.79%
Tier 1 capital ratio	11.34%	11.08%	11.37%	12.63%	12.54%
Total risk-based capital ratio	12.88%	12.63%	13.14%	14.38%	14.30%

(1)	Non-GAAP based financial measures. Please refer to the calculations and management's reasons for using these measures in Appendix A - GAAP to Non-GAAP Reconciliation

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2013	2012	2012	2012	2012

Assets
Cash and due from banks	$291,434	$277,042	$380,100	$412,282	$350,793
Unrestricted short-term investments	38,662	39,550	24,826	31,239	27,067
Cash and cash equivalents	330,096	316,592	404,926	443,521	377,860
Interest-bearing deposits held by consolidated variable interest entities that can be
used only to settle obligations of the consolidated variable interest entities	4,304	4,423	3,679	5,485	4,932
Restricted short-term investments	68,020	75,203	76,103	67,650	60,600
Securities available for sale	2,400,626	2,577,901	2,763,477	2,719,186	2,620,245
Restricted investment in bank stocks	151,974	152,434	144,927	146,933	136,591
Loans and leases, net of deferred costs and fees	12,840,305	12,728,082	12,503,737	12,409,181	12,337,688
Loans held by consolidated variable interest entities that can be used only to settle
obligations of the consolidated variable interest entities	159,398	166,659	171,870	176,731	183,981
Less: Allowance for loan and lease losses	176,377	184,020	186,897	190,628	194,730
Net loans and leases	12,823,326	12,710,721	12,488,710	12,395,284	12,326,939
Premises and equipment, net	186,102	188,983	190,793	193,404	196,011
Other real estate and foreclosed assets	26,302	31,017	33,735	37,220	40,748
Accrued interest receivable	44,202	40,304	44,681	41,274	43,928
Bank-owned life insurance	450,351	450,270	448,866	449,023	447,686
Goodwill	1,275,439	1,270,359	1,268,761	1,269,205	1,264,892
Intangible assets with finite lives	38,209	41,332	44,549	47,831	53,662
Deferred income tax assets	7,594	4,685	30,682	47,914	35,776
Other assets	160,629	173,443	162,841	176,079	197,156
Total assets	$17,967,174	$18,037,667	$18,106,730	$18,040,009	$17,807,026
Liabilities and Shareholders' Equity
Deposits	$12,691,432	$12,580,046	$12,725,379	$12,690,524	$12,563,541
Federal Home Loan Bank short-term borrowings	948,000	1,098,000	1,000,000	900,000	850,000
Other short-term borrowings	786,251	817,577	762,257	648,675	723,758
Federal Home Loan Bank long-term borrowings	96,480	101,062	110,884	115,724	120,673
Other long-term debt	251,019	251,021	349,984	200,298	200,611
Junior subordinated debentures	154,946	154,927	171,370	346,393	346,395
Long-term debt of consolidated variable interest entities for which creditors do not
have recourse to Susquehanna's general credit	95,594	107,453	118,399	131,591	145,053
Accrued interest, taxes, and expenses payable	61,265	81,808	72,060	83,102	69,787
Deferred income tax liabilities	29,694	14,475	0	0	0
Other liabilities	213,004	235,389	211,715	378,972	274,624
Total liabilities	15,327,685	15,441,758	15,522,048	15,495,279	15,294,442
Shareholders' equity:
Common stock	374,118	373,623	373,352	372,848	376,117
Treasury stock	(1,871)	(1,850)	(1,368)	(1,282)	(1,278)
Additional paid-in capital	1,648,062	1,645,958	1,645,692	1,643,474	1,638,562
Retained earnings	657,835	615,436	598,371	572,818	544,476
Accumulated other comprehensive loss	(38,655)	(37,258)	(31,365)	(43,128)	(45,293)
Total shareholders' equity	2,639,489	2,595,909	2,584,682	2,544,730	2,512,584
Total liabilities and shareholders' equity	$17,967,174	$18,037,667	$18,106,730	$18,040,009	$17,807,026

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Loans and Leases and Deposits
(in thousands)
	Loans and Leases
	03/31/13	12/31/12	09/30/12	06/30/12	03/31/12
Commercial, financial, and agricultural	$2,312,660	$2,273,611	$2,168,708	$2,101,561	$2,088,948
Real estate - construction	779,344	847,781	904,285	936,996	993,819
Real estate secured - residential	4,077,810	4,065,818	4,047,761	3,970,115	3,945,565
Real estate secured - commercial	3,971,438	3,964,608	3,947,447	4,034,109	4,022,788
Consumer	859,664	842,552	829,760	805,490	775,913
Leases	998,787	900,371	777,646	737,641	694,636
Total loans and leases	$12,999,703	$12,894,741	$12,675,607	$12,585,912	$12,521,669

	Deposits
	03/31/13	12/31/12	09/30/12	06/30/12	03/31/12
Demand	$1,917,719	$1,973,664	$1,929,529	$1,940,990	$1,947,525
Interest-bearing demand	5,936,099	5,829,147	5,717,663	5,423,198	5,496,237
Savings	1,077,446	1,032,293	1,009,110	1,007,157	1,008,042
Core deposits	8,931,264	8,835,104	8,656,302	8,371,345	8,451,804
Time less than $100	2,205,304	2,262,262	2,341,623	2,441,902	2,527,383
Time of $100 or more	1,554,864	1,482,680	1,727,454	1,877,277	1,584,354
Total deposits	$12,691,432	$12,580,046	$12,725,379	$12,690,524	$12,563,541

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Supplemental Loan and Lease Data
(in thousands)
	Nonaccrual Loans and Leases
	03/31/13	12/31/12	09/30/12	06/30/12	03/31/12
Commercial, financial, and agricultural	$9,542	$10,464	$10,572	$16,076	$20,616
Real estate - construction	18,945	14,817	22,534	25,985	30,644
Real estate secured - residential	30,372	28,440	30,740	31,723	33,137
Real estate secured - commercial	43,341	42,621	52,390	52,296	47,423
Consumer	37	43	211	263	505
Leases	1,114	1,382	2,001	907	1,164
Total nonaccrual loans and leases	$103,351	$97,767	$118,448	$127,250	$133,489

	Restructured Loans
	03/31/13	12/31/12	09/30/12	06/30/12	03/31/12
Commercial, financial, and agricultural	$14,863	$8,744	$7,254	$9,130	$9,547
Real estate - construction	937	940	943	3,979	3,980
Real estate secured - residential	20,172	23,224	20,828	16,494	15,167
Real estate secured - commercial	28,689	33,589	27,192	36,671	42,883
Consumer	1,112	1,278	606	503	504
Total restructured loans	$65,773	$67,775	$56,823	$66,777	$72,081

	Net Charge-offs (Recoveries)
	1Q 2013	4Q 2012	3Q 2012	2Q 2012	1Q 2012
Commercial, financial, and agricultural	$8,041	$233	$3,757	$7,145	$2,108
Real estate - construction	4,301	3,311	2,909	4,987	2,830
Real estate secured - residential	2,362	3,738	2,470	2,553	3,652
Real estate secured - commercial	3,881	6,704	9,439	4,485	2,271
Consumer	236	707	448	53	928
Leases	822	1,184	708	879	581
Total net charge-offs	$19,643	$15,877	$19,731	$20,102	$12,370

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share data)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2013	2012	2012	2012	2012

Net interest income	$149,206	$155,304	$149,142	$152,670	$134,123
Provision for loan and lease losses	12,000	13,000	16,000	16,000	19,000
Net interest income, after provision for loan and lease losses	137,206	142,304	133,142	136,670	115,123
Noninterest Income:
Service charges on deposit accounts	8,672	9,158	9,013	8,583	7,674
Vehicle origination and servicing fees	3,354	3,746	2,470	2,226	1,924
Wealth management commissions and fees	12,390	11,882	11,923	12,297	11,602
Commissions on property and casualty insurance sales	4,542	3,749	3,158	3,930	5,058
Other commissions and fees	5,237	6,680	5,387	4,800	4,643
Income from bank-owned life insurance	1,850	1,603	1,726	1,631	1,472
Mortgage banking revenue	4,110	4,835	5,113	4,343	3,513
Net realized gain (loss) on sales of securities	406	(103)	31	1,361	385
Total other-than-temporary impairment, net of recoveries	(680)	749	136	4,676	(2,706)
Portion recognized in other comprehensive income (before taxes)	292	(846)	(136)	(4,676)	2,562
Net impairment losses recognized in earnings	(388)	(97)	0	0	(144)
Other	2,471	2,319	4,840	640	3,388
Total noninterest income	42,644	43,772	43,661	39,811	39,515
Noninterest Expenses:
Salaries and employee benefits	63,034	66,865	62,236	64,524	57,958
Occupancy	11,215	11,345	11,350	11,725	10,810
Furniture and equipment	3,578	3,976	3,823	4,309	3,617
Professional and technology services	5,729	6,697	4,916	5,127	4,548
Advertising and marketing	3,203	3,029	2,947	3,287	3,054
FDIC insurance	3,798	5,264	5,275	4,769	5,178
Legal fees	1,870	2,178	2,012	1,907	2,053
Amortization of intangible assets	3,268	3,272	3,337	3,402	2,753
Vehicle lease disposal	1,290	1,361	1,401	1,745	1,836
Merger related	0	1,054	1,500	3,318	11,479
Loss on extinguishment of debt	0	409	5,451	0	0
Other	20,744	19,827	18,662	17,362	17,069
Total noninterest expenses	117,729	125,277	122,910	121,475	120,355
Income before income taxes	62,121	60,799	53,893	55,006	34,283
Provision for income taxes	19,722	17,625	17,161	17,213	10,810
Net Income	$42,399	$43,174	$36,732	$37,793	$23,473

Earnings per common share:
Basic	$0.23	$0.23	$0.20	$0.20	$0.14
Diluted	$0.23	$0.23	$0.20	$0.20	$0.14
Cash dividends per common share	$0.00	$0.14	$0.06	$0.05	$0.03
Average common shares outstanding:
Basic	186,607	186,353	186,214	187,616	171,326
Diluted	187,442	186,990	187,004	188,301	171,973

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY
(in thousands)
Interest rates and interest differential-taxable equivalent basis

	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2013			December 31, 2012			March 31, 2012
	Average			Average			Average
	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$109,349	$36	0.13	$113,257	$43	0.15	$106,583	$30	0.11
Investment securities:
Taxable(1)	2,202,136	11,426	2.10	2,362,815	12,383	2.08	2,166,578	13,790	2.56
Tax-exempt(1)(2)	401,459	5,529	5.59	402,071	5,591	5.53	380,830	5,787	6.11
Total investment securities	2,603,595	16,955	2.64	2,764,886	17,974	2.59	2,547,408	19,577	3.09
Loans and leases, (net):
Taxable(3)	12,501,991	156,853	5.09	12,295,737	159,862	5.17	11,065,149	145,219	5.28
Tax-exempt(2)(3)	427,374	5,371	5.10	430,149	5,914	5.47	346,443	4,825	5.60
Total loans and leases	12,929,365	162,224	5.09	12,725,886	165,776	5.18	11,411,592	150,044	5.29

Total interest-earning assets	15,642,309	179,215	4.65	15,604,029	183,793	4.69	14,065,583	169,651	4.85
Allowance for loan and lease losses	(184,909)			(186,695)			(191,305)
Other non-earning assets	2,573,727			2,601,555			2,400,495

Total assets	$18,031,127			$18,018,889			$16,274,773

Liabilities
Deposits:
Interest-bearing demand	$5,895,120	4,622	0.32	$5,802,600	4,777	0.33	$4,990,291	5,718	0.46
Savings	1,048,881	279	0.11	1,018,704	273	0.11	929,499	329	0.14
Time	3,778,086	11,232	1.21	3,834,971	11,649	1.21	3,746,848	12,026	1.29
Other short-term borrowings	817,816	2,153	1.07	810,517	2,205	1.08	642,128	2,122	1.33
FHLB borrowings	1,155,637	3,672	1.29	1,166,765	3,753	1.28	985,294	2,958	1.21
Long-term debt	508,541	4,236	3.38	560,906	1,804	1.28	673,722	8,661	5.17

Total interest-bearing liabilities	13,204,081	26,194	0.80	13,194,463	24,461	0.74	11,967,782	31,814	1.07
Demand deposits	1,918,463			1,946,155			1,687,899
Other liabilities	294,264			281,017			270,766

Total liabilities	15,416,808			15,421,635			13,926,447

Equity	2,614,319			2,597,254			2,348,326

Total liabilities & shareholders' equity	$18,031,127			$18,018,889			$16,274,773

Net interest income / yield on
average earning assets		$153,021	3.97		$159,332	4.06		$137,837	3.94
Taxable equivalent adjustment		(3,815)			(4,028)			(3,714)
Net interest income - as reported		$149,206			$155,304			$134,123

(1)

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2)	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
(3)	Average loan balances include non-accrual loans.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Appendix A - GAAP to Non-GAAP Reconciliation
(Dollars and share data in thousands)
	1Q13	4Q12	3Q12	2Q12	1Q12
Efficiency Ratio
Other expense	$117,729	$125,277	$122,910	$121,475	$120,355
Less: Merger related expenses	0	(1,054)	(1,500)	(3,318)	(11,479)
Loss on extinguishment of debt	0	(409)	(5,451)	0	0
Noninterest operating expense (numerator)	$117,729	$123,814	$115,959	$118,157	$108,876

Taxable-equivalent net interest income	$153,021	$159,332	$152,948	156,416	137,837
Other income	42,644	43,772	43,661	39,811	39,515
Denominator	$195,665	$203,104	$196,609	$196,227	$177,352
Efficiency ratio	60.17%	60.96%	58.98%	60.21%	61.39%

The efficiency ratio is a non-GAAP based financial measure. Management excludes merger-related expenses and certain other selected items when calculating this ratio, which is used to measure the relationship of operating expenses to revenues.

Tangible Common Ratio
End of period balance sheet data
Shareholders' equity	$2,639,489	$2,595,909	$2,584,682	$2,544,730	$2,512,584
Goodwill and other intangible assets (1)	(1,266,610)	(1,263,563)	(1,263,361)	(1,267,630)	(1,268,582)
Tangible common equity (numerator)	$1,372,879	$1,332,346	$1,321,321	$1,277,100	$1,244,002

Assets	$17,967,174	$18,037,667	$18,106,730	$18,040,009	$17,807,026
Goodwill and other intangible assets (1)	(1,266,610)	(1,263,563)	(1,263,361)	(1,267,630)	(1,268,582)
Tangible assets (denominator)	$16,700,564	$16,774,104	$16,843,369	$16,772,379	$16,538,444
Tangible common ratio	8.22%	7.94%	7.84%	7.61%	7.52%

The tangible common ratio is a non-GAAP based financial measure using non-GAAP based amounts. The most directly comparable GAAP-based measure is the ratio of common shareholders’ equity to total assets. In order to calculate tangible common shareholders equity and assets, our management subtracts the intangible assets from both the common shareholders’ equity and total assets. Tangible common equity is then divided by the tangible assets to arrive at the ratio. Management uses the ratio to assess the strength of our capital position.

(1)	Net of applicable deferred income taxes

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Appendix A - GAAP to Non-GAAP Reconciliation
(Dollars and share data in thousands)
	1Q13	4Q12	3Q12	2Q12	1Q12
Return on Average Tangible Equity
Income statement data
Net income	$42,399	$43,174	$36,732	$37,793	$23,473
Amortization of intangibles, net of taxes at 35%	2,124	2,127	2,169	2,211	1,789
Net tangible income (numerator)	$44,523	$45,301	$38,901	$40,004	$25,262

Average balance sheet data
Shareholders' equity	$2,614,319	$2,597,254	$2,562,092	$2,537,250	$2,348,326
Goodwill and other intangible assets	(1,312,662)	(1,311,192)	(1,315,071)	(1,320,658)	(1,132,344)
Tangible common equity (denominator)	$1,301,657	$1,286,062	$1,247,021	$1,216,592	$1,215,982

Return on equity (GAAP basis)	6.58%	6.61%	5.70%	5.99%	4.02%
Effect of goodwill and other intangibles	7.29%	7.40%	6.71%	7.24%	4.34%
Return on average tangible equity	13.87%	14.01%	12.41%	13.23%	8.36%

Return on average tangible equity is a non-GAAP based financial measure calculated using non-GAAP based amounts. The most directly comparable GAAP-based measure is return on average equity. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios.

Tangible Book Value per Common Share
End of period balance sheet data
Shareholders' equity	$2,639,489	$2,595,909	$2,584,682	$2,544,730	$2,512,584
Goodwill and other intangible assets	(1,313,648)	(1,311,691)	(1,313,310)	(1,317,036)	(1,318,554)
Tangible common equity (numerator)	$1,325,841	$1,284,218	$1,271,372	$1,227,694	$1,194,030

Common shares outstanding (denominator)	186,800	186,554	186,465	186,221	187,856

Tangible book value per common share	$7.10	$6.88	$6.82	$6.59	$6.36

Tangible book value per share is a non-GAAP based financial measure calculated using non-GAAP based amounts. The most directly comparable GAAP based measure is book value per share. In order to calculate tangible book value per share, we divide tangible common equity, which is a non-GAAP based measure calculated as common shareholders’ equity less intangible assets, by the number of shares of common stock outstanding. In contrast, book value per share is calculated by dividing total common shareholders’ equity by the number of shares of common stock outstanding. Management uses tangible book value per share to assess our capital position and ratios.

CONTACT:
Susquehanna Bancshares, Inc.
INVESTOR RELATIONS:
Carl D. Lundblad, Senior Vice President
717-625-6305
or
MEDIA RELATIONS:
Stephen Trapnell, Director of Corporate Communications
717-625-6548